                                    AMENDMENT

WHEREAS, there is Participation agreement among AIM Variable Insurance Funds, Inc., AIM Distributors, Inc. Pruco Life Insurance Company, and Pruco Securities Corporation dated September 21, 1996 and another agreement between AIM Variable Insurance Funds, Inc., AIM Distributors, Inc. Pruco Life Insurance Company of New Jersey, and Pruco Securities Corporation dated February 14, 1997 (each, an "Agreement"); and

WHEREAS, Prudential Annuities, a business unit of Prudential Financial, Inc., has decided to replace the current principal underwriter of certain individual variable annuities with another affiliated principal underwriter called Prudential Annuities Distributors, Inc. ("PAD"); and

WHEREAS, the parties wish to amend each Agreement to substitute PAD as a party to the Agreement; and

NOW THEREFORE, for good and valuable consideration, the parties hereby amend each Agreement to substitute PAD as a party, but otherwise leave each Agreement unaffected.


/s/ Carolyn L. Gibbs
-------------------------------------
AIM Variable Insurance Funds, Inc.


/s/ John S. Cooper
-------------------------------------
AIM Distributors, Inc.


/s/ Daniel O. Kane
-------------------------------------
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey


/s/ Bruce W. Ferris
-------------------------------------
Prudential Annuities Distributors, Inc.